Exhibit 12.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

I, Anders Blom, certify that:

1. I have reviewed this annual report on Form 20-F/A (Amendment No. 2) of Oasmia Pharmaceutical AB;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2018

/s/ Anders Blom
Name: Anders Blom
Title: Chief Financial Officer (Principal Financial Officer)